

                                                                     EXHIBIT 11



                            PROMUS HOTEL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                          Second Quarter Ended          Six Months Ended
                                          June 30,     June 30,     June 30,     June 30,
                                             1997         1996         1997         1996
                                      -----------  -----------  -----------  -----------
Net income                            $28,940,000  $18,136,000  $52,660,000  $30,885,000
                                      ===========  ===========  ===========  ===========
Primary Earnings Per Share
Weighted average number of common
  shares outstanding                   51,137,155   51,345,869   51,243,974   51,340,309
  Common stock equivalents
    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                    8,697       10,812        7,377        7,638
        Stock options                     527,228      327,992      491,366      283,846
                                      -----------  -----------  -----------  -----------
Average number of primary common
  and common equivalent shares
  outstanding                          51,673,080   51,684,673   51,742,717   51,631,793
                                      ===========  ===========  ===========  ===========
Primary earnings per common and
  common equivalent share
    Net income                        $      0.56  $      0.35  $      1.02  $      0.60
                                      ===========  ===========  ===========  ===========

Fully Diluted Earnings Per Share
Average number of primary common
  and common equivalent shares
  outstanding                          51,673,080   51,684,673   51,742,717   51,631,793
    Additional shares based on
      period-end price applicable to:
        Restricted stock                    1,498        2,752        2,818        5,926
        Stock options                      87,749       38,502      123,611       82,648
                                      -----------  -----------  -----------  -----------
Average number of fully diluted
  common and common equivalent
  shares outstanding                   51,762,327   51,725,927   51,869,146   51,720,367
                                      ===========  ===========  ===========  ===========
Fully Diluted earnings per common
  and common equivalent share
    Net income                        $      0.56  $      0.35  $      1.02  $      0.60
                                      ===========  ===========  ===========  ===========



                                        31